UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026

Pyxus International, Inc.
(Exact name of Registrant as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
6001 Hospitality Court, Suite 100
Morrisville, North Carolina 27560-2009
(Address of principal executive offices, including zip code)

(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
Pyxus International, Inc. (the "Company") and its subsidiaries Pyxus Parent, Inc. ("Pyxus Parent") and Pyxus Holdings, Inc. ("Pyxus Holdings" and, together with the Company and Pyxus Parent, the "Holding Companies") entered into a Transaction Support Agreement, effective as of November 5, 2026 (as amended or supplemented, including by joinders thereto, the "Transaction Support Agreement"), with a group of creditors, including Glendon Capital Management, LP, Intermarket Corporation, Owl Creek Asset Management, L.P., Acasta Partners, Concise Capital Management, Park West Asset Management LLC, and Northeast Investors Trust, on behalf of certain funds managed by them and/or certain of their advisory clients, as applicable (together with any holders that subsequently become party to the Transaction Support Agreement, the "Supporting Holders"), holding in aggregate:
•approximately 74.9% of outstanding term loans under the Pyxus Term Loan Credit Agreement, dated as of February 6, 2023 (the "Pyxus Credit Agreement"), among Pyxus Holdings, as borrower, the guarantors party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent (the "Pyxus Term Loans");
•approximately 67.9% of outstanding term loans under the Intabex Term Loan Credit Agreement, dated as of February 6, 2023 (the "Intabex Credit Agreement"), among Pyxus Holdings, as borrower, Intabex Netherlands B.V., the guarantors party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent (the "Intabex Term Loans"); and
•approximately 56.0% of outstanding 8.50% Senior Secured First Lien Notes due 2027 issued by Pyxus Holdings (the "Existing Notes" and, together with the Pyxus Term Loans and the Intabex Term Loans, the "Existing Debt") pursuant to that certain Indenture, dated as of February 6, 2023, as amended or otherwise supplemented (the "Existing Notes Indenture"), by and among Pyxus Holdings, the guarantors party thereto and Wilmington Trust, National Association, as trustee, registrar and paying agent, and Alter Domus (US) LLC, as collateral agent.
Pursuant to the Transaction Support Agreement, the Supporting Holders have agreed to support and participate in a set of exchange transactions that the Holding Companies intend to commence following the date hereof (collectively, the "Exchange Transactions") and that are expected to include, among other things:
•Eligible Holders (as defined in the Transaction Support Agreement) of the Existing Notes to be offered the opportunity to exchange all of their Existing Notes, pursuant to an exchange offer to be conducted by Pyxus Holdings and the Company (the "Notes Exchange Offer" and, together with the Pyxus Term Loan Exchange Offer and the Intabex Term Loan Exchange Offer (each as defined below), the "Debt Exchanges"), for (i) $344.37 in value of shares of the Company’s common stock (the "Common Stock") at a price of $3.25 per share (the "Equitization Price"); and (ii) $675.90 in aggregate principal amount of new senior secured notes due December 31, 2031 (the "New Exchange Notes") to be issued by Pyxus Holdings and guaranteed by the Company, Pyxus Parent and those subsidiaries of the Company that guarantee the Existing Debt (including the Intabex Term Loans), in each case, per $1,000 aggregate principal amount of Existing Notes validly tendered at or prior to the expiration date of the Notes Exchange Offer and accepted for exchange;
•Each holder of the Pyxus Term Loans to be offered the opportunity to sell or exchange all of its Pyxus Term Loans to the Company in exchanges, open market purchases, privately negotiated transactions or such other means as the Holding Companies deem appropriate for (i) $344.37 in value of shares of Common Stock at the Equitization Price; and (ii) $675.90 in aggregate principal amount of New Exchange Notes, in each case, per $1,000 aggregate principal amount of Pyxus Term Loans (the "Pyxus Term Loan Exchange Offer"); and

•Each holder of the Intabex Term Loans to be offered the opportunity to sell or exchange all of its Intabex Term Loans to the Company in exchanges, open market purchases, privately negotiated transactions or such other means as the Holding Companies deem appropriate for (i) $679.41 in aggregate principal amount of New Exchange Notes and (ii) $344.37 in cash consideration, in each case per $1,000 aggregate principal amount of Intabex Term Loans (the "Intabex Term Loan Exchange Offer"). Such cash consideration will be funded from proceeds of the Equity Offering (as defined below).
The Exchange Transactions have not yet commenced. The terms described above remain subject to change and will be set forth in the definitive offering documents distributed to Eligible Holders upon commencement. Pursuant to the Transaction Support Agreement, the Holding Companies have agreed to commence the Notes Exchange Offer no later than ten days after the effective date of the Transaction Support Agreement, and to commence the Pyxus Term Loan Exchange Offer, the Intabex Term Loan Exchange Offer and the Equity Offering as promptly as reasonably practicable thereafter.
Holders that validly participate in the Debt Exchanges within ten business days after the launch thereof will receive the consideration described above. Holders that participate thereafter will receive 95% of such consideration, including, in the case of the Notes Exchange Offer and the Pyxus Term Loan Exchange Offer, $327.15 in value of shares of Common Stock at the Equitization Price and $642.11 in aggregate principal amount of New Exchange Notes per $1,000 aggregate principal amount of Existing Notes or Pyxus Term Loans, as applicable, and in the case of the Intabex Term Loan Exchange Offer, $645.44 in aggregate principal amount of New Exchange Notes and $327.15 in cash consideration per $1,000 aggregate principal amount of Intabex Term Loans.
In conjunction with, and upon commencement of, the Notes Exchange Offer, the Company intends to solicit consents from holders of the Existing Notes to amend the Existing Notes Indenture and the related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Existing Notes Indenture, (ii) eliminate the change of control repurchase obligation in the Existing Notes Indenture, (iii) subordinate in right of payment the Existing Notes and guarantees thereof to the Company’s existing and future senior unsubordinated indebtedness, including the New Exchange Notes and the ABL Credit Agreement (as defined in the Transaction Support Agreement), (iv) eliminate certain events of default and (v) assuming the Supporting Holders holding Existing Notes and the other participating holders of Existing Notes collectively hold at least two-thirds in aggregate principal amount of the Existing Notes on the Closing Date (as defined below), release all of the collateral securing the Existing Notes.
In conjunction with, and upon commencement of, the Pyxus Term Loan Exchange Offer and the Intabex Term Loan Exchange Offer, the Company intends to solicit consents from holders of the Pyxus Term Loans and Intabex Term Loans to amend the Pyxus Credit Agreement, the Intabex Credit Agreement and the related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Pyxus Credit Agreement and the Intabex Credit Agreement, (ii) consent to the Exchange Transactions and the Equity Offering, (iii) subordinate in right of payment the Pyxus Term Loans and Intabex Term Loans and guarantees thereof to the Company’s existing and future senior unsubordinated indebtedness, including the New Exchange Notes and the ABL Credit Agreement, and (iv) eliminate certain events of default.
Pursuant to the Transaction Support Agreement, the Company will offer to qualified holders of the Existing Notes, the Pyxus Term Loans and the Intabex Term Loans (including the Supporting Holders) the opportunity to participate, following commencement of the Debt Exchanges, in a private equity offering of up to $85,000,000 (the "Equity Offering"), at a subscription price of $2.50 per share (the "Subscription Price"). $42,500,000 of the Common Stock offered in the Equity Offering will be reserved for, and will be purchased directly by, the Backstop Parties (as defined below). The remaining $42,500,000 will be allocated pro rata among all Eligible Holder participants, of which $37,500,000 will be backstopped by the Backstop Parties (as defined below). Proceeds of the Equity Offering will be used, among other things, to fund the cash consideration of the Intabex Term Loan Exchange Offer and to pay

transaction fees and expenses. The Common Stock issued in the Equity Offering will be issued in a private placement without registration rights, and therefore will not be available to retail investors.
In connection with the Transaction Support Agreement, certain of the Supporting Holders (in such capacity, the "Backstop Parties") entered into a backstop purchase agreement, dated as of the date of the Transaction Support Agreement (the "Backstop Purchase Agreement"), pursuant to which the Backstop Parties will, subject to the terms and conditions set forth therein, backstop $37,500,000 of the Equity Offering. In consideration for such commitment, the Backstop Parties will receive, on the closing date of the Exchange Transactions (the "Closing Date"), a premium of $8,375,000, payable in shares of Common Stock at the Subscription Price (the "Backstop Put Option Premium"), and certain of the Backstop Parties will receive an additional premium of $6,000,000, payable in shares of Common Stock at the Subscription Price (the "SteerCo Put Option Premium"). In addition, on the Closing Date, the Company will pay an early signing payment of $8,000,000 to the members of the ad hoc group of Supporting Holders that executed the Transaction Support Agreement on or prior to its effective date, payable in shares of Common Stock at the Subscription Price (the "Early Signing Payment"). Each of the Backstop Put Option Premium, the SteerCo Put Option Premium and the Early Signing Payment will be paid in accordance with the terms of the Transaction Support Agreement and the Backstop Purchase Agreement.
In connection with the Exchange Transactions, (i) the Shareholders Agreement of the Company, dated as of August 24, 2020 (the "Existing Shareholders Agreement"), will be amended and restated on the Closing Date, (ii) the Company’s existing management incentive plan will be resized or reconfigured to account for the dilution resulting from the Equity Offering and the Debt Exchanges, and (iii) the definitive documentation for the Debt Exchanges will include customary mutual releases among the Company and the participating holders of known and unknown claims existing as of the Closing Date.
In addition, on November 5, 2026, in connection with the entry into the Transaction Support Agreement, the Company entered into an Amendment and Waiver to Shareholders Agreement (the "Shareholders Agreement Amendment") with Glendon Capital Management, LP, Monarch Alternative Capital LP, Owl Creek Asset Management, L.P. and Intermarket Corporation, in each case on behalf of certain funds and accounts managed by them or their affiliates (collectively, the "Consenting Investors"). Pursuant to the Shareholders Agreement Amendment, (i) each Consenting Investor, on behalf of itself and its affiliates that hold Common Stock, irrevocably waived all preemptive rights and related notice rights under Article IV of the Existing Shareholders Agreement in connection with any issuance or sale of Common Stock or other securities pursuant to, in connection with or otherwise consistent with the Transaction Support Agreement and the Exchange Transactions, and (ii) Section 4.8 of the Existing Shareholders Agreement (Excluded Transactions) was amended to provide that the preemptive and related notice rights under Article IV of the Existing Shareholders Agreement do not apply to any such issuance or sale, including issuances of Common Stock in the Debt Exchanges and the Equity Offering, pursuant to the Backstop Purchase Agreement and in respect of the Backstop Put Option Premium, the SteerCo Put Option Premium, the Early Signing Payment and any other premiums or signing payments payable in accordance with the Transaction Support Agreement.
The Transaction Support Agreement contains certain covenants on the part of each of the Holding Companies and the Supporting Holders, including, among other things, (i) commitments to support, and use commercially reasonable efforts to take all actions necessary or reasonably requested to facilitate, the consummation of the Exchange Transactions and the Equity Offering in accordance with the terms, conditions and applicable deadlines set forth in the Transaction Support Agreement, (ii) commitments by the parties to negotiate in good faith to finalize the documents and agreements effectuating the Exchange Transactions and the Equity Offering, (iii) for the Holding Companies to commence the Notes Exchange Offer no later than ten days after the effective date of the Transaction Support Agreement, and the Pyxus Term Loan Exchange Offer, the Intabex Term Loan Exchange Offer and the Equity Offering as promptly as reasonably practicable thereafter, (iv) for each Supporting Holder to exchange or tender all of its Existing Debt in the applicable Debt Exchange, deliver the related consents and not withdraw such

Existing Debt, to vote its Common Stock in favor of the amendment and restatement of the Existing Shareholders Agreement and to agree to customary mutual releases, (v) restrictions on transfers by Supporting Holders of Existing Debt and Common Stock unless the transferee agrees to be bound by the Transaction Support Agreement, (vi) for the Holding Companies not to amend the material terms of the Exchange Transactions or the Equity Offering without the consent of Supporting Holders that are members of the ad hoc group of creditors party to the Transaction Support Agreement (the "Initial Supporting Creditors") holding a majority in aggregate principal amount of the Existing Debt held by all Initial Supporting Creditors (the "Majority Supporting Holders"), and (vii) for the Company to pay the reasonable and documented fees and expenses of counsel to the Supporting Holders. The obligations of the Supporting Holders under the Transaction Support Agreement are several and not joint.
Pursuant to the Transaction Support Agreement, the closing of the Exchange Transactions and the Equity Offering is subject to the satisfaction of certain conditions, including execution and delivery of definitive documentation with respect to the Exchange Transactions and the Equity Offering, receipt of all necessary consents to the consummation of the Exchange Transactions, including obtaining the consent of the requisite lenders under the ABL Credit Agreement and the participation of, and receipt of consents from, holders of at least 99% of the outstanding principal amount of each of the Existing Notes, the Pyxus Term Loans and the Intabex Term Loans (which threshold may be waived by the Company and the Majority Supporting Holders and, in the case of the Existing Notes, may be reduced by the Company to 97% if the Company is aware, or has reason to believe, that more than 1% of the Existing Notes are held by holders that are not Eligible Holders), the Transaction Support Agreement and the Backstop Purchase Agreement remaining in full force and effect, payment of the Early Signing Payment, the SteerCo Put Option Premium, the Backstop Put Option Premium and the fees of Paul Hastings LLP, the absence of any injunction or order preventing consummation, receipt of required governmental and third-party approvals, and other customary closing conditions. The Transaction Support Agreement also provides that none of the Debt Exchanges or the Equity Offering may be consummated unless all of them, together with the amendments described above, are consummated or become effective substantially concurrently. There can be no assurance that each of the closing conditions will be satisfied or waived.
The Transaction Support Agreement will terminate as to all parties upon the earliest of (i) the consummation of the Exchange Transactions and the Equity Offering, (ii) mutual written consent of Pyxus Holdings and the Majority Supporting Holders, (iii) the date that is 90 days after the effective date of the Transaction Support Agreement, if the Exchange Transactions and the Equity Offering have not been consummated before such date, unless waived by Pyxus Holdings and the Majority Supporting Holders, (iv) written notice by the Majority Supporting Holders of a material breach by any Holding Company of its covenants, or of its representations and warranties having become materially untrue, that (if capable of cure) is not cured within ten business days after notice, (v) written notice by the Company of a material breach by any Supporting Holder of its covenants, or of its representations and warranties having become materially untrue, that (if capable of cure) is not cured within ten business days after notice, (vi) written notice by the Company or the Majority Supporting Holders (as applicable) that any condition to the consummation of the Exchange Transactions has become impossible to satisfy or waive prior to the date described in clause (iii) above (provided that a failure to satisfy the minimum participation condition described above will not, by itself, be deemed to make such condition incapable of satisfaction for so long as holders of at least 66.67% of the outstanding principal amount of each tranche of the Existing Debt are Supporting Holders or have tendered or delivered consents in the Debt Exchanges by the stated deadline for participation), (vii) the termination of the Backstop Purchase Agreement, (viii) the commencement of insolvency proceedings by or against certain of the Holding Companies and their subsidiaries (subject to specified grace periods) and (ix) written notice by the Company to counsel to the Supporting Holders stating that, upon the advice of outside counsel, its continued performance under the Transaction Support Agreement would be inconsistent with its applicable fiduciary duties. The Transaction Support Agreement will terminate as to any Supporting Holder upon written notice by the Company of a material breach by such Supporting Holder of its covenants, or of its representations and warranties having become materially untrue, that (if capable of cure) is not cured within ten business days after notice. The Majority Supporting Holders may also terminate the Transaction Support Agreement as to all parties upon the public announcement by a Holding Company of its intention to pursue an alternative transaction, the issuance of a final, non-appealable order enjoining the consummation of a material portion of the Exchange Transactions, or the adjudication of a Holding Company as bankrupt or insolvent, and any Initial Supporting Creditor may terminate the Transaction Support Agreement solely as to itself upon any amendment that decreases the Early Signing Payment payable to it. In addition, the Transaction Support Agreement does not require the Holding Companies to take, or refrain from taking, any action to the extent the special committee of the board of directors of the Company determines in good faith, considering the advice of outside counsel, that doing so is reasonably required to comply with its fiduciary duties.
The Transaction Support Agreement and the Exchange Transactions described above were unanimously recommended by a special committee of the Board of Directors of the Company comprising a majority of the disinterested members and approved by the Board of Directors of the Company.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Exchange Transactions and the Equity Offering have not yet commenced, and no offer or solicitation is being made hereby. Any solicitation or offer will only be made pursuant to a separate disclosure document distributed to the relevant holders of securities upon commencement of the applicable transaction.
The foregoing is a summary of the material terms of, and is qualified by, the Transaction Support Agreement and the exhibits thereto, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Shareholders Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders
The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Shareholders Agreement Amendment is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure
The Company entered into confidentiality agreements (the "Confidentiality Agreements") with certain Supporting Holders in order to engage in strategic discussions regarding the Company’s capital structure which ultimately led to the Transaction Support Agreement described in Item 1.01 of this Current Report on Form 8-K. The Confidentiality Agreements require the Company to publicly disclose certain confidential information provided to such parties in connection with such discussions (the "Cleansing Material") upon the occurrence of certain events. The Company is furnishing the Cleansing Material, including certain financial projections previously provided to such parties, as Exhibit 99.1 in satisfaction of its obligations under the Confidentiality Agreements.
The Cleansing Material was prepared for purposes of discussion with parties to the Confidentiality Agreements and was not prepared with a view toward public disclosure. The Cleansing Material should not be relied upon to make an investment decision with respect to the Company nor as a prediction of future events. Neither the Company nor any of its affiliates or representatives or any third party has made or makes any representation to any person regarding the accuracy or completeness of the

Cleansing Material, and none of them undertakes any obligation to update the Cleansing Material or to reflect the occurrence of future events.
The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K (as to Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 (as to Exhibit 99.1) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events
On November 5, 2026, the Company issued a press release disclosing the events described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Forward-Looking Statements
Statements in this report contain forward-looking statements. You can identify these forward-looking statements by use of words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "will," "estimates," "intends," "projects," "goals," "targets," "could," "should," and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements, including whether the conditions specified in the Transaction Support Agreement will be satisfied, whether the Notes Exchange Offer, the Pyxus Term Loan Exchange Offer, the Intabex Term Loan Exchange Offer and the Equity Offering will commence within the time periods anticipated or at all, and whether the transactions contemplated thereby will be completed within the time period anticipated or at all, and no assurance can be given that the results in any forward-looking statement will be achieved. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. The Company cannot guarantee that any forward-looking statement will be realized, although the Company believes it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements in this Form 8-K. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying important risk factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by the Company. Any such statement is qualified by reference to the following cautionary statements. These factors include the factors discussed under the heading "Risk Factors" in the Company’s Form 10-K for the fiscal year ended March 31, 2026 and the subsequently filed quarterly reports on Form 10-Q incorporated by reference therein and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Transaction Support Agreement, effective as of November 5, 2026

10.2	Amendment and Waiver to Shareholders Agreement, dated November 5, 2026, by and among Pyxus International, Inc. and the Consenting Investors party thereto

99.1	Cleansing Material

99.2	Press Release, dated November 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026

PYXUS INTERNATIONAL, INC.

By:	/s/ T. David Singer

T. David Singer
Senior Vice President – Chief Legal Officer and Secretary